                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of PACCAR Inc of our report dated February 16, 1999, included in the 1998 Annual Report to Shareholders of PACCAR Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-83673) pertaining to the 1981 Long-Term Incentive Plan and in the Registration Statement (Form S-8 No. 33-47763) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc of our report dated February 16, 1999, with respect to the consolidated financial statements of PACCAR Inc incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                          /s/ Ernst & Young LLP

                                          ERNST & YOUNG LLP

Seattle, Washington
March 24, 1999